*Exhibit 99.1
1 Becton Drive
Franklin Lakes, NJ 07417
www.bd.com

Contacts:
Investors: Adam Reiffe, VP, Investor Relations - 201-847-6927
Media: Fallon Mcloughlin, Director, Public Relations - 201-258-0361

BD Reports Fourth Quarter and Full Year Fiscal 2025 Financial Results

•Q4 revenue of $5.9 billion increased 8.3% as reported, 7.0% FXN and 3.9% organic
•Q4 GAAP and adjusted diluted EPS grew to $1.72 and $3.96, respectively
•FY25 revenue of $21.8 billion increased 8.2% as reported, 7.7% adjusted FXN and 2.9% organic
•FY25 GAAP EPS of $5.82 decreased 0.7%; adjusted diluted EPS of $14.40 grew 9.6%
•FY25 GAAP and adjusted gross margin up 20 basis points and 140 basis points, respectively, driven by BD Excellence
•FY25 GAAP operating margin down 10 basis points to 11.8%; adjusted operating margin up 80 basis points to 25.0%
•Returned $2.2 billion to shareholders in FY25 through dividends and share repurchases
•Company issues FY26 guidance

FRANKLIN LAKES, NJ (November 6, 2025) - BD (Becton, Dickinson and Company) (NYSE: BDX), a leading global medical technology company, today announced results for its fiscal 2025 fourth quarter and full year, which ended September 30, 2025.

“Our resilient business model and commitment to commercial and operational execution enabled us to deliver 3.9% organic growth in New BD along with substantial adjusted margin and earnings growth in fiscal 2025,” said Tom Polen, chairman, CEO and president of BD. “We remain on track to complete the combination of BD's Biosciences and Diagnostic Solutions business with Waters Corporation around the end of the first quarter of calendar year 2026. New BD will be a leading Med Tech company making a profound impact on health care and patients worldwide. By focusing on growth in attractive markets and executing BD Excellence, we are driving stronger margins, earnings expansion and long-term value.”

Recent Business Highlights

•BD Medical:
•The Medication Management Solutions business unit announced:
•The launch of new AI-enabled solutions to drive connectivity across healthcare settings. The BD Incada™ Connected Care Platform, a new scalable, AI-enabled, cloud-based platform that unifies BD device data into one intelligent ecosystem for the first time, is available now with the next-generation BD Pyxis™ Pro Automated Medication Dispensing Solution, creating enterprise-wide visibility and connectivity that transforms data into actionable insight.
•A pharmacy automation partnership with Henry Ford Health to revolutionize medication storage and prescription delivery. Through this first-of-its-kind collaboration in the U.S., BD and Henry Ford Health will develop multiple applications of the BD Rowa™ Vmax, a sophisticated pharmacy automation robot.

•BD Interventional:
•The Urology and Critical Care (UCC) and Surgery business units announced they are the first in the MedTech industry to achieve the Healthcare Industry Resilience Collaborative's (HIRC) Diamond Badge across all seven supply chain resiliency categories.
•The Peripheral Intervention business unit announced a major milestone for the Rotarex™ Catheter System with the first patient enrolled in the XTRACT™ Registry to advance real-world evidence in the treatment of peripheral artery disease.
•BD Life Sciences:
•The Specimen Management business unit celebrated 65 years of manufacturing excellence in Broken Bow, Nebraska and 55 years in Sumter, South Carolina - two of BD's largest manufacturing sites that produce billions of products each year, including the BD Vacutainer® blood collection products, that are critical to the backbone of health care in areas including diagnostics, treatment and medical research. As part of its previously announced five-year investment strategy, BD plans to invest approximately $30 million in its Sumter facility in FY26.
•The Diagnostic Solutions business unit announced a new self-collection solution for HPV testing in markets outside the United States, broadening access to cervical cancer screening. This new innovation simplifies at-home sample collection for patients and further automates lab processing using high-tech robotics with the BD COR™ System.
•The Biosciences business unit announced placement of the 1,000th BD Rhapsody™ System, and announced a collaboration with Opentrons Labworks, Inc. to accelerate single-cell multiomics discoveries by integrating the BD Rhapsody® HT Xpress System with Opentrons robotic liquid-handling automation.

Fourth Quarter Fiscal 2025 Operating Results

	Three Months Ended September 30,		Reported Change	Foreign Currency Neutral Change[1]	Organic Revenue Change[1,2]
(Millions of dollars, except per share amounts)	2025	2024
Revenues	$5,890	$5,437	8.3%	7.0%	3.9%
Reported Diluted Earnings per Share	$1.72	$1.38	24.6%	21.7%
Adjusted Diluted Earnings per Share[1]	$3.96	$3.81	3.9%	2.6%

1Represents a non-GAAP financial measure; refer to reconciliations of non-GAAP financial measures in the attached financial tables.
2Organic Revenue growth denotes foreign currency neutral revenues further adjusted for the impact to revenues from acquisitions and divestitures during the first 12 months post-acquisition/divestiture.

Geographic Results

Revenues (Millions of dollars)	Three Months Ended September 30,		Reported Change	Foreign Currency Neutral Change[1]
	2025	2024
United States	$3,422	$3,117	9.8%	9.8%
International	$2,468	$2,320	6.4%	3.2%
Total Revenues	$5,890	$5,437	8.3%	7.0%

1Represents a non-GAAP financial measure; refer to reconciliations of non-GAAP financial measures in the attached financial tables.

Segment Results

Revenues (Millions of dollars)	Three Months Ended September 30,		Reported Change	Foreign Currency Neutral Change[1]	Organic Revenue Change[1,2]
	2025	2024
BD Medical	$3,155	$2,837	11.2%	9.9%	4.0%
BD Life Sciences	$1,368	$1,340	2.1%	0.3%	0.3%
BD Interventional	$1,367	$1,260	8.5%	7.5%	7.5%
Total Revenues	$5,890	$5,437	8.3%	7.0%	3.9%

1Represents a non-GAAP financial measure; refer to reconciliations of non-GAAP financial measures in the attached financial tables.
2Organic Revenue growth denotes foreign currency neutral revenues further adjusted for the impact to revenues from acquisitions and divestitures during the first 12 months post-acquisition/divestiture.

The BD Medical segment includes the Medication Delivery Solutions (MDS), Medication Management Solutions (MMS), Pharmaceutical Systems (PS) and Advanced Patient Monitoring (APM) business units. APM was formed upon the closing of the acquisition of Critical Care from Edwards Lifesciences on September 3, 2024. BD Medical organic revenue growth reflects strong performance in APM, and low single-digit growth in MDS, MMS and PS.
•MDS performance reflects strong growth led by Vascular Access Management, partially offset by volume-based procurement in China.
•MMS performance reflects strength in Infusion Systems driven by a record quarter for BD Alaris™ capital installations.
•PS performance reflects high single-digit growth in Biologics, partially offset by lower market demand for vaccine products.
•APM performance reflects strong growth from all product lines, led by the HemoSphere Alta™ Monitor and Smart Recovery with strong adoption of Acumen IQ™ sensors.

The BD Life Sciences segment includes the Specimen Management (SM), Diagnostic Solutions (DS) and Biosciences (BDB) business units. BD Life Sciences performance reflects low single-digit growth in SM and DS, partially offset by a decrease in BDB.
•SM performance reflects solid growth in the BD Vacutainer™ portfolio, partially offset by performance in China.
•DS returned to positive growth with sequential improvement of over 450 basis points on a reported basis and over 300 basis points FXN. Growth was strong year over year in BD MAX™ IVD, BD COR™ and BD BACTEC™ as utilization continued to recover and exceeded 85% of historical levels in the U.S.
•BDB performance was driven by continued market dynamics impacting research funding, partially offset by continued new product traction in the FACSDiscover™ platform.

The BD Interventional segment includes the Surgery (SURG), Peripheral Intervention (PI), and Urology & Critical Care (UCC) business units. BD Interventional performance reflects double-digit growth in UCC, high single-digit growth in SURG and mid single-digit growth in PI.
•SURG performance reflects double-digit growth in Advanced Tissue Regeneration and Biosurgery, and high single-digit growth in Infection Prevention, partially offset by legacy U.S. hernia.
•PI performance reflects strength in Oncology across the portfolio and continued double-digit growth in the Rotarex™ Atherectomy System, partially offset by volume-based procurement in China.
•UCC performance reflects strong double-digit growth in the PureWick™ franchise with continued adoption of the Male and Female portfolios.

Assumptions and Outlook for Full Year Fiscal 2026

The company provided the following guidance with respect to fiscal 2026.

Fiscal 2026 Guidance as of November 6, 2025
GAAP Revenue Growth	Low single-digit plus
Revenue Growth (FXN)	Low single-digit

Adjusted Diluted EPS	$14.75 to $15.05

BD's outlook for fiscal 2026 reflects numerous assumptions about many factors that could affect its business, based on the information management has reviewed as of this date. Management will discuss its outlook and several of its assumptions on its fourth fiscal quarter earnings call.

The company's expected adjusted diluted EPS for fiscal 2026 excludes potential charges or gains that may be recorded during the fiscal year, such as, among other things, the non-cash amortization of intangible assets, acquisition-related charges, separation-related costs, and certain tax matters. BD does not attempt to provide reconciliations of forward-looking adjusted diluted non-GAAP EPS guidance to the comparable GAAP measure because the impact and timing of these potential charges or gains are inherently uncertain and difficult to predict and are unavailable without unreasonable efforts. In addition, the company believes such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a material impact on GAAP measures of BD’s financial performance. We also present our revenue growth for our 2026 fiscal year after adjusting for the illustrative impact of foreign currency translation. BD believes that this adjustment allows investors to better evaluate BD’s anticipated underlying revenue performance for our 2026 fiscal year in relation to our underlying 2025 fiscal year performance.

Conference Call and Presentation Materials
BD will host an audio webcast today for the public, investors, analysts and news media to discuss its fourth quarter results. The audio webcast will be broadcast live on BD’s website, www.bd.com/investors at 8 a.m. (ET) Thursday, November 6, 2025. Accompanying slides will be available on BD’s website, www.bd.com/investors at approximately 6:30 a.m. (ET). The conference call will be available for replay on BD’s website, www.bd.com/investors. Alternatively, you can dial into the replay at 800-839-2383 (domestic) and 402-220-7202 (international) through the close of business on Thursday, November 13, 2025. A confirmation number is not needed to access the replay.

Non-GAAP Financial Measures/Financial Tables
This news release contains certain non-GAAP financial measures. These include adjusted revenues, revenue growth rates on a currency-neutral, adjusted and organic basis, adjusted diluted earnings per share, adjusted gross margin and adjusted operating margin. These non-GAAP financial measures are not in accordance with generally accepted accounting principles in the United States. BD management believes that the use of non-GAAP measures to adjust for items that are considered by management to be outside of BD’s underlying operational results or that affect period-to-period comparability helps investors to gain a better understanding of our performance year-over-year, to analyze underlying trends in our businesses, to analyze our operating results, and to understand future prospects. Management uses these non-GAAP financial measures to measure and forecast the company’s performance, especially when comparing such results to previous periods or forecasts. We believe presenting such adjusted metrics provides investors with greater transparency to the information used by BD management for its operational decision-making and for comparison to other companies within the medical technology industry. Although BD’s management believes non-GAAP results are useful in evaluating the performance of its business, its reliance on these measures is limited since items excluded from such measures may have a material impact on BD’s net income, earnings per share or cash flows calculated in accordance with GAAP. Therefore, management typically uses non-GAAP results in conjunction with GAAP results to address these limitations. BD strongly encourages investors to review its consolidated financial statements and publicly filed reports in their entirety and cautions investors that the non-GAAP measures used by BD may differ from similar measures used by other companies, even when similar terms are used to identify such measures. Non-GAAP measures should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures.

We present adjusted gross margin and adjusted operating margin for the full fiscal year 2025 and for the corresponding prior period, which excludes the recognition of accruals relating to the Italian government medical device pay back legislation, as well as another legal matter, and which substantially relate to years prior to fiscal year 2024, as well as the impact of purchase accounting adjustments, integration and restructuring costs, transaction costs, separation-related costs, certain regulatory costs, certain product remediation costs, certain legal matters, and certain asset impairment charges because we believe these items affect the comparability of the periods presented to prior periods and helps investors better understand our performance year-over-year, to analyze underlying trends in our businesses, to analyze our operating results, and to better understand our future prospects.

We present adjusted diluted earnings per share for the fourth quarter and the full fiscal year 2025, and the corresponding prior periods, after eliminating items we believe are not part of our ordinary operations and affect the comparability of the periods presented. Adjusted diluted earnings per share includes adjustments for the impact of purchase accounting adjustments, integration and restructuring costs, transaction costs, financing costs, separation-related costs, certain regulatory costs, certain product remediation costs, certain legal matters, certain investment gains and losses, certain asset impairment charges, and certain pension settlement costs. In particular, prior-year adjusted diluted earnings per share results exclude European regulatory initiative-related costs, which represent costs incurred to develop processes and systems to establish initial compliance with the European Union Medical Device Regulation and the European Union In Vitro Diagnostic Medical Device Regulation (collectively, the “New EU Medical Devices Regulations”), which represent a significant, unusual change to the existing regulatory framework. We consider the excluded European regulatory initiative-related costs to be duplicative of previously incurred costs and/or one-off costs related to establishing initial compliance with such regulatory regimes, and in each case are limited to a specific period of time. These expenses relate to establishing initial compliance with the New EU Medical Devices Regulations and include the cost of labor, other services and consulting (in particular, research and development and clinical trials) and supplies, travel and other miscellaneous costs. These costs were recorded in Cost of products sold and Research and development expense.

We also present revenue growth rates for the fourth quarter and the full fiscal year 2025 over the corresponding prior periods on a currency-neutral basis after eliminating the effect of foreign currency translation, where applicable. We also show the growth in adjusted diluted earnings per share compared to the prior year periods after eliminating the impact of foreign currency translation to further enable investors to evaluate BD’s underlying earnings performance compared to the prior periods. We calculate foreign currency-neutral percentages by converting our current-period local currency financial results using the prior period foreign currency exchange rates and comparing these adjusted amounts to our current-period results. As exchange rates are an important factor in understanding period-to-period comparisons, we believe the presentation of results on a foreign currency-neutral basis in addition to reported results helps improve investors’ ability to understand our operating results and evaluate our performance in comparison to the prior periods.

We present adjusted revenues for fiscal year 2024 which excludes the recognition of accruals relating to the Italian government medical device pay back legislation, as well as another legal matter, and which substantially relate to years prior to fiscal year 2024, because we believe these items affect the comparability of the periods presented.

New BD refers to BD post the separation of the Biosciences and Diagnostic Solutions business from BD.

Reconciliations of these and other non-GAAP measures to the comparable GAAP measures are included in the attached financial tables. Within the attached financial tables presented, certain columns and rows may not add due to the use of rounded numbers. Percentages and earnings per share amounts presented are calculated from the underlying amounts.

About BD
BD is one of the largest global medical technology companies in the world and is advancing the world of health by improving medical discovery, diagnostics and the delivery of care. The company supports the heroes on the frontlines of health care by developing innovative technology, services and solutions that help advance both clinical therapy for patients and clinical process for health care providers. BD and its more than 70,000 employees have a passion and commitment to help enhance the safety and efficiency of clinicians’ care delivery process, enable laboratory scientists to accurately detect disease and advance researchers’ capabilities to develop the next generation of diagnostics and therapeutics. BD has a presence in virtually every country and partners with organizations around the world to address some of the most challenging global health issues. By working in close collaboration with customers, BD can help enhance outcomes, lower costs, increase efficiencies, improve safety and expand access to health care. For more information on BD, please visit bd.com or connect with us on LinkedIn at www.linkedin.com/company/bd1/ and on X (formerly known as Twitter) @BDandCo.
***
This press release and accompanying audio webcast on November 6, 2025 contain certain estimates and other forward-looking statements (as defined under Federal securities laws) regarding BD’s future prospects and performance, including, but not limited to, statements relating to future revenues, margins, earnings per share, leverage targets and capital deployment. All such statements are based upon current expectations and assumptions of BD and involve a number of business risks and uncertainties. Actual results could vary materially from anticipated results described, implied or projected in any forward-looking statement. With respect to such forward-looking statements, a number of factors could cause actual results to vary materially. These factors include, but are not limited to, risks relating to macroeconomic conditions and their impact on our operations and healthcare spending generally, including any impact related to the imposition of (and changing policies around) new and existing tariffs enacted by the U.S. government (and related countermeasures by non-U.S. governments), import or export licensing requirements and other governmental restrictions, reductions in U.S. government funding for healthcare, disruptions in global transportation networks or other aspects of our supply chain on our ability to source raw materials, components and energy sources needed to produce our products, inflationary pressures, currency and interest rate fluctuations and increased borrowing costs; conditions in international markets, including geopolitical developments such as the continuation and/or escalation of evolving situations in Ukraine, the Middle East and Asia; competitive factors, including changing customer and patient preferences and requirements, such as decreased demand for our products as a result of changes to U.S. federal and state policies (such as for pharmaceutical products and vaccines, and increased demand for products utilizing emerging technologies (such as artificial intelligence (“AI”)), as well as new products or novel medical therapies introduced by competitors; changes in reimbursement practices and coverage policies and third-party payer cost containment measures and health insurance coverage levels and costs; decreases or delays in purchases of our products due to reduced research and development spending; product efficacy or safety concerns and related regulatory actions, changes to the labeled use of our products, non-compliance with applicable regulatory requirements regarding our products (such as non-compliance of our products with marketing authorization or registration requirements resulting from modifications to such products, or other factors, including, but not limited to, with respect to BD Alaris™ System and infusion sets, BD Vacutainer™ and BD Pyxis™ products) resulting in product recalls, lost revenue or other actions being taken with respect to products in the field or the ability to continue selling new products to customers (including restrictions on future product clearances and fines, penalties and related financial reserves); product liability or other claims and damage to our reputation (including products we acquire through acquisitions); changes to legislation or regulations that may impact U.S. or foreign healthcare systems, changes in medical or clinical practices or in customer and patient preferences, potential cuts or freezes in governmental research funding or other healthcare spending and/or governmental or private measures to contain healthcare costs, such as China’s volume-based procurement tender process or changes in pricing and reimbursement policies, which could result in reduced demand for our products or downward pricing pressure; policy and regulatory changes that may be implemented by the U.S. government, including the further elimination, downsizing and/or reduced funding of certain government agencies and programs, as well as further changes in the policy positions of such agencies (including those related to pharmaceutical products and vaccines); other new or changing laws and regulations impacting our business , including changes in tax laws, new and changing environmental laws and regulations (such as those related to sustainability, climate change or materials of concern) and new and changing cybersecurity, AI or privacy laws; other changes in laws impacting international trade or anti-corruption and bribery, or changes in reporting requirements or enforcement practices with respect to such laws; the adverse impact on our business or products of past, current or future information and technology system disruptions, breaches or breakdowns, including through cyberattacks, ransom attacks or cyber-intrusion, and any investigations, legal proceedings, liability, expense or reputational damage arising in connection with any such events; any adverse impact related to the development, deployment and use of AI in our products and business operations; labor disruptions; our suppliers’ ability to provide products needed for our operations and BD’s ability to maintain favorable supplier arrangements and relationships; increases in raw material, component, labor, duties, freight, energy and other production costs and their effect on, among other things, the cost of producing BD’s products; adverse changes in regional, national or foreign economic conditions, including any impact on our ability to access credit markets and finance our operations; risks relating to our overall indebtedness; the possible impact of natural disasters and public health crises on our business and the global healthcare system, which could decrease demand for our products, disrupt our operations or the operations of our customers and companies within our supply chain, or increase transportation costs; interruptions in our manufacturing or sterilization processes or those of our third-party providers, including any restrictions placed on the use of ethylene oxide for sterilization; pricing and market pressures; difficulties inherent in product development, delays in product introductions and uncertainty of market acceptance of new products; the overall timing of the replacement or remediation of the BD Alaris™ Infusion System and return to market in the U.S., which may be impacted by, among other things, customer readiness, supply continuity and our continued engagement with the FDA; our ability to achieve our projected level or mix of product sales; our ability to successfully integrate any businesses we acquire; uncertainties of litigation, investigations, regulatory actions, subpoenas, settlements, fines, penalties and/or other sanctions (as described in BD’s filings with the Securities and Exchange Commission (the "SEC")); the issuance of new or revised accounting standards; risks associated with the proposed combination of BD's Biosciences and Diagnostic Solutions business with Waters, including the anticipated benefits of the proposed transaction and the expected timing of completion of the proposed transaction, as well as other factors discussed in BD’s filings with the SEC. There can be no assurance that the proposed combination will in fact be completed, in the manner described or at all. Tariff commentary is based on tariff policies in effect as of November 4, 2025. International trade policies, trade restrictions and tariffs (and related countermeasures) are rapidly evolving and there can be no assurance as to how the landscape may change and what the ultimate impact on our guidance and results of operations will be. We do not intend to update any forward-looking statements to reflect events or circumstances after the date hereof except as required by applicable laws or regulations.

BECTON DICKINSON AND COMPANY
CONDENSED CONSOLIDATED INCOME STATEMENTS
(Unaudited; Amounts in millions, except share and per share data)

	Three Months Ended September 30,
	2025	2024	% Change
REVENUES	$5,890	$5,437	8.3

Cost of products sold	3,092	2,950	4.8
Selling and administrative expense	1,366	1,256	8.8
Research and development expense	322	302	6.4
Integration, restructuring and transaction expense	129	170	(24.1)
Other operating expense, net	285	137	108.2
TOTAL OPERATING COSTS AND EXPENSES	5,194	4,815	7.9
OPERATING INCOME	697	622	11.9

Interest expense	(155)	(155)	0.2
Interest income	5	56	(91.3)
Other expense, net	(37)	(9)	(289.3)
INCOME BEFORE INCOME TAXES	510	514	(0.8)
Income tax provision	17	114	(85.4)
NET INCOME	$493	$400	23.4

Basic Earnings per Share	$1.72	$1.38	24.6
Diluted Earnings per Share	$1.72	$1.38	24.6

AVERAGE SHARES OUTSTANDING (in thousands)
Basic	286,612	289,607
Diluted	287,118	290,602

BECTON DICKINSON AND COMPANY
CONDENSED CONSOLIDATED INCOME STATEMENTS
(Unaudited; Amounts in millions, except share and per share data)

	Twelve Months Ended September 30,
	2025	2024	% Change
REVENUES	$21,840	$20,178	8.2

Cost of products sold	11,915	11,053	7.8
Selling and administrative expense	5,278	4,857	8.7
Research and development expense	1,265	1,190	6.3
Integration, restructuring and transaction expense	408	458	(10.9)
Other operating expense, net	396	222	77.9
TOTAL OPERATING COSTS AND EXPENSES	19,261	17,780	8.3
OPERATING INCOME	2,579	2,397	7.6

Interest expense	(613)	(528)	16.1
Interest income	38	163	(76.9)
Other expense, net	(123)	(28)	(336.1)
INCOME BEFORE INCOME TAXES	1,881	2,005	(6.2)
Income tax provision	203	300	(32.3)
NET INCOME	$1,678	$1,705	(1.6)

Basic Earnings per Share	$5.83	$5.88	(0.9)
Diluted Earnings per Share	$5.82	$5.86	(0.7)

AVERAGE SHARES OUTSTANDING (in thousands)
Basic	287,648	289,763
Diluted	288,509	291,009

BECTON DICKINSON AND COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; Amounts in millions)

	September 30, 2025	September 30, 2024
ASSETS
Cash and equivalents	$641	$1,717
Restricted cash	210	139
Short-term investments	8	445
Trade receivables, net	2,994	3,033
Inventories	3,894	3,843
Prepaid expenses and other	1,508	1,292
TOTAL CURRENT ASSETS	9,255	10,468
Property, plant and equipment, net	6,997	6,821
Goodwill and other intangibles, net	36,017	37,383
Other assets	3,056	2,615
TOTAL ASSETS	$55,325	$57,286
LIABILITIES AND SHAREHOLDERS' EQUITY
Current debt obligations	$1,560	$2,170
Other current liabilities	6,753	6,786
Long-term debt	17,621	17,940
Long-term employee benefit obligations	1,069	942
Deferred income taxes and other liabilities	2,933	3,558
Shareholders’ equity	25,390	25,890
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$55,325	$57,286

BECTON DICKINSON AND COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; Amounts in millions)

	Twelve Months Ended September 30,
	2025	2024
OPERATING ACTIVITIES
Net income	$1,678	$1,705
Depreciation and amortization	2,462	2,286
Change in operating assets and liabilities and other, net	(710)	(147)
NET CASH PROVIDED BY CONTINUING OPERATING ACTIVITIES	3,430	3,844
INVESTING ACTIVITIES
Capital expenditures	(760)	(725)
Maturities and sales (purchases) of investments, net	422	(421)
Acquisitions, net of cash acquired and adjustments	—	(3,924)
Other, net	(480)	(444)
NET CASH USED FOR INVESTING ACTIVITIES	(818)	(5,514)
FINANCING ACTIVITIES
Change in short-term debt	455	400
Proceeds from long-term debt	—	4,517
Payments of debt	(1,789)	(1,142)
Repurchases of common stock	(1,000)	(500)
Dividends paid	(1,196)	(1,100)
Other, net	(87)	(89)
NET CASH (USED FOR) PROVIDED BY FINANCING ACTIVITIES	(3,617)	2,087
Net cash used for operating activities of discontinued operations	—	(46)
Effect of exchange rate changes on cash and equivalents and restricted cash	—	4
NET (DECREASE) INCREASE IN CASH AND EQUIVALENTS AND RESTRICTED CASH	(1,005)	375
OPENING CASH AND EQUIVALENTS AND RESTRICTED CASH	1,856	1,481
CLOSING CASH AND EQUIVALENTS AND RESTRICTED CASH	$851	$1,856

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - UNITED STATES
Three Months Ended September 30,
(Unaudited; Amounts in millions)

	A	B	C=(A-B)/B
	2025	2024	% Change
BD MEDICAL
Medication Delivery Solutions	$728	$689	5.7
Medication Management Solutions	780	744	4.9
Pharmaceutical Systems	228	187	21.5
Advanced Patient Monitoring	169	47	NM
TOTAL	$1,905	$1,667	14.2

BD LIFE SCIENCES
Specimen Management (1)	$260	$244	6.6
Diagnostic Solutions (1)	199	204	(2.6)
Biosciences	153	151	1.5
TOTAL	$611	$598	2.2

BD INTERVENTIONAL
Surgery	$290	$279	4.0
Peripheral Intervention	275	267	2.9
Urology and Critical Care	341	306	11.6
TOTAL	$905	$851	6.4

TOTAL UNITED STATES	$3,422	$3,117	9.8
"NM" denotes that the percentage change is not meaningful.
(1) During the first quarter of fiscal year 2025, Life Sciences split its former Integrated Diagnostic Solutions organizational unit into two units to better align BD resources with the distinct needs of each business.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - INTERNATIONAL
Three Months Ended September 30, (continued)
(Unaudited; Amounts in millions)

				D=(A-B)/B	E=(A-B-C)/B
	A	B	C	% Change
	2025	2024	FX Impact	Reported	FXN
BD MEDICAL
Medication Delivery Solutions	$474	$458	$12	3.5	0.9
Medication Management Solutions	194	195	6	(0.4)	(3.8)
Pharmaceutical Systems	475	490	16	(3.1)	(6.3)
Advanced Patient Monitoring	107	27	3	NM	NM
TOTAL	$1,250	$1,170	$37	6.8	3.6

BD LIFE SCIENCES
Specimen Management (1)	$223	$218	$7	2.6	(0.5)
Diagnostic Solutions (1)	300	277	10	8.2	4.5
Biosciences	234	247	8	(5.2)	(8.3)
TOTAL	$757	$742	$24	2.1	(1.2)

BD INTERVENTIONAL
Surgery	$110	$89	$3	22.6	18.9
Peripheral Intervention	256	235	7	8.7	5.8
Urology and Critical Care	97	84	3	14.7	11.1
TOTAL	$462	$409	$13	13.0	9.8

TOTAL INTERNATIONAL	$2,468	$2,320	$75	6.4	3.2
"NM" denotes that the percentage change is not meaningful.
(1) During the first quarter of fiscal year 2025, Life Sciences split its former Integrated Diagnostic Solutions organizational unit into two units to better align BD resources with the distinct needs of each business.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - TOTAL
Three Months Ended September 30, (continued)
(Unaudited; Amounts in millions)

				D=(A-B)/B	E=(A-B-C)/B
	A	B	C	% Change
	2025	2024	FX Impact	Reported	FXN
BD MEDICAL
Medication Delivery Solutions	$1,202	$1,147	$12	4.8	3.8
Medication Management Solutions	974	939	6	3.8	3.1
Pharmaceutical Systems	702	677	16	3.7	1.4
Advanced Patient Monitoring	276	74	3	NM	NM
TOTAL	$3,155	$2,837	$37	11.2	9.9

BD LIFE SCIENCES
Specimen Management (1)	$483	$462	$7	4.7	3.3
Diagnostic Solutions (1)	498	481	10	3.6	1.5
Biosciences	387	397	8	(2.7)	(4.6)
TOTAL	$1,368	$1,340	$24	2.1	0.3

BD INTERVENTIONAL
Surgery	$400	$368	$3	8.5	7.6
Peripheral Intervention	530	502	7	5.6	4.3
Urology and Critical Care	437	390	3	12.2	11.5
TOTAL	$1,367	$1,260	$13	8.5	7.5

TOTAL REVENUES	$5,890	$5,437	$75	8.3	7.0
"NM" denotes that the percentage change is not meaningful.
(1) During the first quarter of fiscal year 2025, Life Sciences split its former Integrated Diagnostic Solutions organizational unit into two units to better align BD resources with the distinct needs of each business.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - UNITED STATES
Twelve Months Ended September 30,
(Unaudited; Amounts in millions)

	A	B	C=(A-B)/B
	2025	2024	% Change
BD MEDICAL
Medication Delivery Solutions	$2,789	$2,661	4.8
Medication Management Solutions	2,810	2,627	7.0
Pharmaceutical Systems	659	629	4.7
Advanced Patient Monitoring	658	47	NM
TOTAL	$6,916	$5,964	16.0

BD LIFE SCIENCES
Specimen Management (1)	$981	$952	3.0
Diagnostic Solutions (1)	755	782	(3.4)
Biosciences	593	577	2.8
TOTAL	$2,328	$2,310	0.8

BD INTERVENTIONAL
Surgery	$1,175	$1,130	4.0
Peripheral Intervention	1,067	1,029	3.8
Urology and Critical Care	1,303	1,236	5.5
TOTAL	$3,545	$3,394	4.5

Other(2)	$—	$(6)	(100.0)

TOTAL UNITED STATES	$12,790	$11,663	9.7
"NM" denotes that the percentage change is not meaningful.
(1) During the first quarter of fiscal year 2025, Life Sciences split its former Integrated Diagnostic Solutions organizational unit into two units to better align BD resources with the distinct needs of each business.
(2) Represents an accrual resulting from a legal matter and which substantially relates to years prior to fiscal year 2024. This amount was not allocated to our reportable segments.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - INTERNATIONAL
Twelve Months Ended September 30, (continued)
(Unaudited; Amounts in millions)

				D=(A-B)/B	E=(A-B-C)/B
	A	B	C	% Change
	2025	2024	FX Impact	Reported	FXN
BD MEDICAL
Medication Delivery Solutions	$1,787	$1,768	$(7)	1.0	1.4
Medication Management Solutions	664	670	5	(1.0)	(1.7)
Pharmaceutical Systems	1,666	1,644	15	1.3	0.4
Advanced Patient Monitoring	424	27	2	NM	NM
TOTAL	$4,540	$4,110	$15	10.5	10.1

BD LIFE SCIENCES
Specimen Management (1)	$890	$882	$(2)	0.9	1.1
Diagnostic Solutions (1)	1,083	1,064	5	1.8	1.4
Biosciences	865	935	6	(7.5)	(8.1)
TOTAL	$2,838	$2,881	$9	(1.5)	(1.8)

BD INTERVENTIONAL
Surgery	$397	$363	$2	9.5	8.9
Peripheral Intervention	929	904	2	2.7	2.5
Urology and Critical Care	345	319	3	8.4	7.6
TOTAL	$1,671	$1,586	$6	5.4	5.0

Other(2)	$—	$(62)	$—	(100.0)	(100.0)

TOTAL INTERNATIONAL	$9,049	$8,515	$30	6.3	5.9
"NM" denotes that the percentage change is not meaningful.
(1) During the first quarter of fiscal year 2025, Life Sciences split its former Integrated Diagnostic Solutions organizational unit into two units to better align BD resources with the distinct needs of each business.
(2) Represents the recognition of accruals relating to the Italian government medical device pay back legislation which substantially relate to years prior to fiscal year 2024. Such amounts were not allocated to our reportable segments.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - TOTAL
Twelve Months Ended September 30, (continued)
(Unaudited; Amounts in millions)

				D=(A-B)/B	E=(A-B-C)/B
	A	B	C	% Change
	2025	2024	FX Impact	Reported	FXN
BD MEDICAL
Medication Delivery Solutions	$4,575	$4,429	$(7)	3.3	3.5
Medication Management Solutions	3,474	3,297	5	5.4	5.2
Pharmaceutical Systems	2,324	2,273	15	2.2	1.6
Advanced Patient Monitoring	1,082	74	2	NM	NM
TOTAL	$11,456	$10,074	$15	13.7	13.6

BD LIFE SCIENCES
Specimen Management (1)	$1,871	$1,833	$(2)	2.0	2.1
Diagnostic Solutions (1)	1,838	1,846	5	(0.4)	(0.7)
Biosciences	1,458	1,512	6	(3.6)	(4.0)
TOTAL	$5,167	$5,191	$9	(0.5)	(0.6)

BD INTERVENTIONAL
Surgery	$1,572	$1,492	$2	5.3	5.2
Peripheral Intervention	1,996	1,933	2	3.3	3.2
Urology and Critical Care	1,649	1,554	3	6.1	5.9
TOTAL	$5,217	$4,980	$6	4.8	4.6

Other(2)	$—	$(67)	$—	(100.0)	(100.0)

TOTAL REVENUES	$21,840	$20,178	$30	8.2	8.1
"NM" denotes that the percentage change is not meaningful.
(1) During the first quarter of fiscal year 2025, Life Sciences split its former Integrated Diagnostic Solutions organizational unit into two units to better align BD resources with the distinct needs of each business.
(2) Represents the recognition of accruals relating to the Italian government medical device pay back legislation, as well as another legal matter, and which substantially relate to years prior to fiscal year 2024. Such amounts were not allocated to our reportable segments.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
RECONCILIATION OF REPORTED REVENUE CHANGE TO ORGANIC REVENUE CHANGE
Three Months Ended September 30,
(Unaudited; Amounts in millions)

				D = (A-B)/B	E=(A-B-C)/B
	A	B	C	% Change
	2025	2024	FX Impact	Reported	FXN
TOTAL REVENUES	$5,890	$5,437	$75	8.3	7.0
Less: Inorganic revenue adjustment (1)	170	—	3	NM	NM
Organic Revenue	$5,720	$5,437	$72	5.2	3.9

BD MEDICAL REVENUES	$3,155	$2,837	$37	11.2	9.9
Less: Inorganic revenue adjustment (1)	170	—	3	NM	NM
BD Medical Organic Revenue	$2,984	$2,837	$35	5.2	4.0
"NM" denotes that the percentage change is not meaningful.
(1) Inorganic revenue adjustment is defined as the amount of incremental revenue attributable to acquisitions and the revenue decline attributable to divestitures during the first 12 months post-acquisition/divestiture. Acquisitions include: Advanced Patient Monitoring in the Medical Segment.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
RECONCILIATION OF REPORTED REVENUE CHANGE TO ADJUSTED REVENUE CHANGE TO ORGANIC REVENUE CHANGE TO NEW BD ORGANIC REVENUE CHANGE
Twelve Months Ended September 30,
(Unaudited; Amounts in millions)

				D=(A-B)/B	E=(A-B-C)/B
	A	B	C	% Change
	2025	2024	FX Impact	Reported	FXN
TOTAL REVENUES	$21,840	$20,178	$30	8.2	8.1
Add: Reduction for government legislative and legal matters (1)	—	67	—	(100.0)	(100.0)
Adjusted Total Revenues	$21,840	$20,245	$30	7.9	7.7
Less: Inorganic revenue adjustment (2)	977	—	1	NM	NM
Organic Revenue	$20,863	$20,245	$28	3.1	2.9
Less: Diagnostics Solutions Revenue	1,838	1,846	5	(0.4)	(0.7)
Less: Biosciences Revenue	1,458	1,512	6	(3.6)	(4.0)
Total New BD Organic Revenue (3)	$17,567	$16,887	$18	4.0	3.9
"NM" denotes that the percentage change is not meaningful.
(1) Represents the recognition of accruals relating to the Italian government medical device pay back legislation, as well as another legal matter, and which substantially relate to years prior to fiscal year 2024.
(2) Inorganic revenue adjustment is defined as the amount of incremental revenue attributable to acquisitions and the revenue decline attributable to divestitures during the first 12 months post-acquisition/divestiture. Acquisitions include: Advanced Patient Monitoring in the Medical Segment.
(3) Total New BD Organic revenue is inclusive of organic revenues attributable to: Medication Delivery Solutions, Medication Management Solutions, Pharmaceutical Systems, and Advanced Patient Monitoring in the Medical Segment, Specimen Management in the Life Sciences Segment, and Surgery, Peripheral Intervention, and Urology and Critical Care in the Interventional Segment.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
RECONCILIATION OF REPORTED DILUTED EPS TO ADJUSTED DILUTED EPS
(Unaudited)

	Three Months Ended September 30,
	2025	2024	Change	Translational FX	FXN Change	Change %	FXN Change %
Reported Diluted Earnings per Share	$1.72	$1.38	$0.34	$0.04	$0.30	24.6%	21.7%
Purchase accounting adjustments ($391 million and $427 million pre-tax, respectively) (1)	1.36	1.47		—
Integration costs ($41 million and $6 million pre-tax, respectively) (2)	0.14	0.02		—
Restructuring costs ($88 million and $125 million pre-tax, respectively) (2)	0.31	0.43		0.01
Transaction Costs ($39 million pre-tax) (3)	—	0.13		—
Financing Costs (($6) million pre-tax) (3)	—	(0.02)		—
Separation-related items ($56 million and $6 million pre-tax) (4)	0.19	0.02		—
European regulatory initiative-related costs ($32 million pre-tax) (5)	—	0.11		—
Product, litigation, and other items ($251 million and $177 million pre-tax, respectively) (6)	0.88	0.61		—
Tax impact of specified items and other tax related (($183) million and ($99) million, respectively)	(0.64)	(0.34)		—
Adjusted Diluted Earnings per Share	$3.96	$3.81	$0.15	$0.05	$0.10	3.9%	2.6%

(1)Includes amortization and other adjustments related to the purchase accounting for acquisitions.
(2)Represents costs associated with integration and restructuring activities.
(3)Represents transaction costs and financing impacts incurred in connection with the Advanced Patient Monitoring acquisition. The transaction costs are recorded to Integration, restructuring and transaction expense and the financing impacts are recorded to Interest income and Interest expense.
(4)Represents costs recorded to Other operating expense, net incurred in connection with the proposed combination of our Biosciences and Diagnostic Solutions business with Waters Corporation for the three months ended September 30, 2025 and the separation of BD's former Diabetes Care business for the three months ended September 30, 2024.
(5)Represents costs incurred to develop processes and systems to establish initial compliance with the European Union Medical Device Regulation and the European Union In Vitro Diagnostic Medical Device Regulation, which represent a significant, unusual change to the existing regulatory framework. We consider these costs to be duplicative of previously incurred costs and/or one-off costs, which are limited to a specific period of time. These expenses, which are recorded in Cost of products sold and Research and development expense, include the cost of labor, other services and consulting (in particular, research and development and clinical trials) and supplies, travel and other miscellaneous costs.
(6)Includes certain (income) expense items which are not part of ordinary operations and affect the comparability of the periods presented. Such items may include certain product remediation costs, certain legal matters, certain investment gains and losses, certain asset impairment charges, and certain pension settlement costs. The amount for the three months ended September 30, 2025 reflects charges of $232 million to Other operating expense, net, related to product liability and certain other legal matters, and a charge of $8 million to Other expense, net, related to pension settlement costs. The amount for the three months ended September 30, 2024, reflects charges of $38 million to Cost of products sold to record or adjust future costs for product remediation efforts and charges to Other operating expense, net, related to product liability and certain other legal matters, including a $125 million charge to accrue an estimated liability for the SEC investigation with respect to, among other things, certain reporting issues involving BD AlarisTM infusion pumps included in SEC disclosures prior to 2021.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
RECONCILIATION OF REPORTED DILUTED EPS TO ADJUSTED DILUTED EPS
(Unaudited)

	Twelve Months Ended September 30,
	2025	2024	Change	Translational FX	FXN Change	Change %	FXN Change %
Reported Diluted Earnings per Share	$5.82	$5.86	$(0.04)	$0.02	$(0.06)	(0.7)%	(1.0)%
Purchase accounting adjustments ($1.898 billion and $1.503 billion pre-tax, respectively) (1)	6.58	5.16		—
Integration costs ($127 million and $23 million pre-tax, respectively) (2)	0.44	0.08		—
Restructuring costs ($275 million and $387 million pre-tax, respectively) (2)	0.95	1.33		—
Transaction Costs ($6 million and $48 million pre-tax) (3)	0.02	0.17		—
Financing Costs (($8) million pre-tax) (3)	—	(0.03)		—
Separation-related items ($97 million and $13 million pre-tax, respectively) (4)	0.34	0.05		—
European regulatory initiative-related costs ($104 million pre-tax) (5)	—	0.36		—
Product, litigation, and other items ($548 million and $346 million pre-tax, respectively) (6)	1.90	1.19		—
Tax impact of specified items and other tax related (($473) million and ($297) million, respectively)	(1.64)	(1.02)		—
Adjusted Diluted Earnings per Share	$14.40	$13.14	$1.26	$0.02	$1.24	9.6%	9.4%

(1)Includes amortization and other adjustments related to the purchase accounting for acquisitions.
(2)Represents costs associated with integration and restructuring activities.
(3)Represents transaction costs and financing costs incurred in connection with the Advanced Patient Monitoring acquisition. The transaction costs are recorded to Integration, restructuring and transaction expense and the financing impacts are recorded to Interest income and Interest expense.
(4)Represents costs recorded to Other operating expense, net incurred in connection with the proposed combination of our Biosciences and Diagnostic Solutions business with Waters Corporation for the twelve months ended September 30, 2025, and the separation of BD's former Diabetes Care business for the twelve months ended September 30, 2024.
(5)Represents costs incurred to develop processes and systems to establish initial compliance with the European Union Medical Device Regulation and the European Union In Vitro Diagnostic Medical Device Regulation, which represent a significant, unusual change to the existing regulatory framework. We consider these costs to be duplicative of previously incurred costs and/or one-off costs, which are limited to a specific period of time. These expenses, which are recorded in Cost of products sold and Research and development expense, include the cost of labor, other services and consulting (in particular, research and development and clinical trials) and supplies, travel and other miscellaneous costs.
(6)Includes certain (income) expense items which are not part of ordinary operations and affect the comparability of the periods presented. Such items may include certain product remediation costs, certain legal matters, certain investment gains and losses, certain asset impairment charges, and certain pension settlement costs. The amount for the twelve months ended September 30, 2025 reflects charges of $98 million to Cost of products sold to adjust the estimate of future product remediation costs, a charge of $30 million to Research and development expense related to a non-cash asset impairment charge in the Life Sciences segment, charges of $297 million to Other operating expense, net, related to product liability and certain other legal matters, and charges of $38 million to Other expense, net, related to pension settlement costs. The amount for the twelve months ended September 30, 2024 reflects the recognition of $67 million in accruals as an impact to Revenues relating to the Italian government medical device pay back legislation, as well as another legal matter, and which substantially relate to years prior to fiscal year 2024 and charges of $38 million to Cost of products sold to record or adjust future costs for product remediation efforts. The amount for the twelve months ended September 30, 2024 also reflects charges to Other operating expense, net, related to product liability and certain other legal matters, including a $175 million charge to accrue an estimated liability for the SEC investigation with respect to, among other things, certain reporting issues involving BD AlarisTM infusion pumps included in SEC disclosures prior to 2021.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
RECONCILIATION OF REPORTED GAAP GROSS MARGIN PERCENTAGE AND OPERATING MARGIN PERCENTAGE TO NON-GAAP GROSS MARGIN PERCENTAGE AND OPERATING MARGIN PERCENTAGE
(Unaudited)

	Twelve Months Ended September 30, 2025
	GAAP	Purchase accounting adjustments (1)	Integration costs (2)	Restructuring costs (2)	Transaction costs (3)	Separation-related items (4)	Product, litigation, and other items (6)	TSA / LSA	Adjusted (non-GAAP)
Revenues	$21,840	—	—	—	—	—	—	—	$21,840
Cost of products sold	11,915	(1,900)	—	—	—	—	(115)	—	9,899
Gross profit	$9,925	1,900	—	—	—	—	115	—	$11,940
Gross margin percentage	45.4%								54.7%
Change vs. prior year (basis points)	20								140

Operating income	$2,579	1,902	127	275	6	97	495	(12)	$5,468
Operating margin percentage	11.8%								25.0%
Change vs. prior year (basis points)	(10)								80

	Twelve Months Ended September 30, 2024
	GAAP	Purchase accounting adjustments (1)	Integration costs (2)	Restructuring costs (2)	Transaction costs (3)	Separation-related items (4)	European regulatory initiative-related costs (5)		Product, litigation, and other items (6)	TSA / LSA	Adjusted (non-GAAP)
Revenues	$20,178	—	—	—	—	—	—		67	—	$20,245
Cost of products sold	11,053	(1,509)	—	—	—	—	(43)		(48)	—	9,454
Gross profit	$9,124	1,509	—	—	—	—	43		115	—	$10,791
Gross margin percentage	45.2%										53.3%

Operating income	$2,397	1,508	23	387	48	13	104	346	397	27	$4,904
Operating margin percentage	11.9%										24.2%

Refer to the Reconciliation of Reported Diluted EPS to Adjusted Diluted EPS for the twelve months ended September 30, 2025 and 2024 for footnote descriptions.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
FY 2026 OUTLOOK RECONCILIATION

	Full Year FY 2025	Full Year FY 2026 Outlook
	($ in millions)	% Change
BDX Reported Revenues	$21,840

FY 2026 Reported Revenue Growth		Low single-digit plus
Illustrative Foreign Currency (FX) Impact		~+90 basis points
FY 2026 Revenue Growth (FXN)		Low single-digit

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
FY 2026 OUTLOOK RECONCILIATION CONTINUED

		Full Year FY 2026 Outlook
	Full Year FY 2025	Total Company
Reported Diluted Earnings per Share	$5.82
Purchase accounting adjustments ($1.898 billion pre-tax) (1)	6.58
Integration costs ($127 million pre-tax) (2)	0.44
Restructuring costs ($275 million pre-tax) (2)	0.95
Transaction Costs ($6 million pre-tax) (3)	0.02
Separation-related items ($97 million pre-tax) (4)	0.34
Product, litigation, and other items ($548 million pre-tax) (5)	1.90
Tax impact of specified items and other tax related (($473) million)	(1.64)
Adjusted Diluted Earnings per Share	$14.40	$14.75 to $15.05
Reported % Change		+2.4% to +4.5%

(1)Includes amortization and other adjustments related to the purchase accounting for acquisitions.
(2)Represents costs associated with integration and restructuring activities.
(3)Represents transaction costs incurred in connection with the Advanced Patient Monitoring acquisition.
(4)Represents costs recorded to Other operating expense, net incurred in connection with the proposed combination of our Biosciences and Diagnostic Solutions business with Waters Corporation.
(5)Includes certain (income) expense items which are not part of ordinary operations and affect the comparability of the periods presented. Such items may include certain product remediation costs, certain legal matters, certain investment gains and losses, certain asset impairment charges, and certain pension settlement costs. The amount in 2025 reflects charges of $98 million to Cost of products sold to adjust the estimate of future product remediation costs, a charge of $30 million to Research and development expense related to a non-cash asset impairment charge in the Life Sciences segment, charges of $297 million to Other operating expense, net, related to product liability and certain other legal matters, and charges of $38 million to Other expense, net, related to pension settlement costs.